Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople, SVP Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle Announces Second Quarter 2013 Results

Board Declares Third Quarter Dividend on Common Shares of

$0.165

Highlights

•	Lease rental including finance lease revenues of $162.0 million and Adjusted EBITDA[1] of $183.4 million

•	Net income of $32.9 million, or $0.48 per diluted common share

•	Adjusted net income[1] of $46.0 million, or $0.67 per diluted common share

•	More than $960 million of closed or committed aircraft investments year to date

•	Eleven aircraft sold during the first half of 2013; second quarter gains on sale of $21.3 million

•	Fleet utilization of 98% with an aircraft portfolio yield of 13.4%

•	Issued 12.3 million shares of common equity, at $17.00 per share, to Marubeni Corporation on July 12, 2013 for $209 million of gross proceeds

•	Increased our unsecured revolving credit facility from $150 million to $335 million and expanded the size of the bank group to seven

•	29th consecutive dividend declared by Aircastle’s Board of Directors

1.	Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers.

Stamford, CT. August 6, 2013 – Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported second quarter 2013 net income of $32.9 million, or $0.48 per diluted common share, and adjusted net income of $46.0 million, or $0.67 per diluted common share. The second quarter results included lease rental and finance lease revenues of $162.0 million versus $154.6 million in the second quarter of 2012.

Commenting on the results, Ron Wainshal, Aircastle’s CEO, stated: “Aircastle’s second quarter financial results were very good, reflecting strong portfolio performance and effective asset management. I’m particularly encouraged by our acquisition activity, where we have been able to find attractive investment values consistent with our disciplined approach and return targets. In that regard, the majority of our recent investments have been for new wide-body aircraft on long-term leases with high quality lessees, and this is gradually transforming and enhancing the mix of our portfolio. We’re in an excellent position to capitalize on our team’s transaction origination capabilities with the new capital we’ve sourced.” Mr. Wainshal added, “We’re extremely pleased to welcome Marubeni as an important new strategic shareholder. Marubeni brings a long-term, globally minded perspective to our business and we believe there are exciting business opportunities for us as we work together.”

Mike Inglese, Aircastle’s CFO, stated: “We continue to broaden and diversify our funding sources to strengthen Aircastle’s overall liquidity profile. Our enlarged unsecured revolving credit facility, along with the recent Marubeni transaction, complements our capital markets and export credit agency funding sources, strengthening our already deep access to capital.”

Second Quarter Results

Lease rental and finance lease revenues for the second quarter were $162.0 million, up $7.5 million or 5% year over year, due primarily to the impact of aircraft acquisitions of $26.1 million, partially offset by lower revenues due to aircraft dispositions of $9.5 million and from the effect of lease extensions, transitions and terminations of $9.1 million.

Total revenues for the second quarter were $170.4 million, a decrease of $1.8 million, or 1% versus the previous year. This was primarily due to the amortization of lease premiums, discounts and lease incentives being $10.8 million higher in 2013. In the second quarter of 2012, lease incentive amortization was driven lower by lease incentive reversals resulting from early lease terminations. This revenue decrease was partially offset by $7.5 million of higher lease rental and finance lease revenue, and $1.8 million of higher other revenues, primarily early lease termination fees relating to an aircraft that transitioned during the quarter.

Adjusted EBITDA for the second quarter was $183.4 million, up $26.3 million or 17% from the second quarter of 2012. The increase was primarily driven by higher lease rental and finance lease revenue of $7.5 million, higher gain on the sale of flight equipment of $18.5 million, and higher other revenue of $1.8 million. The second quarter gain on sale included the disposition of three A330-200 freighter aircraft.

Net income for the second quarter was $32.9 million, up $16.5 million, or 101%. The increase was primarily due to higher gains from the sale of aircraft of $18.5 million and lower aircraft impairment charges of $10.1 million. These improvements were partially offset by higher depreciation of $5.0 million, higher interest expense of $2.5 million, a higher tax provision of $2.4 million and lower total revenues of $1.8 million.

Adjusted net income for the quarter was $46.0 million, up $20.3 million year over year, and reflects higher gain on sale of $18.5 million, lower non-cash impairment charges of $10.1 million, and lower adjusted interest of $1.1 million. Partially offsetting these increases were higher depreciation of $5.0 million, a higher tax provision of $2.4 million and higher SG&A of $1.5 million.

Aviation Assets

To date, we have closed or committed to acquire 17 aircraft for more than $960 million in 2013. During the first half of the year, we acquired ten aircraft for more than $450 million, including nine aircraft in the second quarter. In addition, during the first half of the year we sold eleven aircraft, including three A330-200 freighter aircraft and eight older aircraft with a total net book value of approximately $250 million.

As of June 30, 2013, Aircastle owned 158 aircraft having a net book value of $4.8 billion.

Owned Aircraft as of June 30, 2013(1)
Flight Equipment Held for Lease ($ mils.)	$4,779
Unencumbered Flight Equipment. ($ mils.)	$2,346
Number of Aircraft	158
Number of Unencumbered Aircraft	76
Passenger Aircraft (% of NBV)	77%
Freighter Aircraft (% of NBV)	23%
Weighted Average Fleet Age – Combined (years)(2)	10.8
Weighted Average Remaining Combined Lease Term (years)(3)	4.7
Weighted Average Fleet Utilization for the Three Months Ended(4)	98%
Portfolio Yield for the Three Months Ended(5)	13.4%

(1)	Calculated using net book value of flight equipment held for lease, net investment in finance leases and flight equipment held for sale at period end.
(2)	Weighted average age (years) by net book value.
(3)	Weighted average remaining lease term (years) by net book value.
(4)	Aircraft on-lease days as a percent of total days in period weighted by net book value.
(5)	Lease rental revenue for the period as a percent of the average net book value of flight equipment held for lease for the period; quarterly information is annualized.

Common Share Purchase by Marubeni Corporation

On July 12, 2013, we successfully completed the issuance to Marubeni Corporation of 12,320,000 common shares, representing 15.25% of Aircastle’s issued and outstanding common shares, after giving effect to the issuance, at a price of $17.00 per share, for gross proceeds of approximately $209 million.

Financing Update

In early August we increased our unsecured revolving credit facility from $150 million to $335 million. We also expanded the bank group from four to seven global financial institutions and extended the maturity of the facility to a three year term to expire in August 2016. The bank group includes Citibank, N.A., Goldman Sachs Bank USA, J.P. Morgan Chase Bank N.A., Royal Bank of Canada, Credit Agricole Corporate & Investment Bank, DBS Bank Ltd., Los Angeles Agency, and Union Bank, N.A.

Common Dividend and Share Repurchases

On August 2, 2013, Aircastle’s Board of Directors declared a third quarter 2013 cash dividend on its common shares of $0.165 per share, payable on September 13, 2013 to shareholders of record on August 30, 2013.

Since early 2011, we have repurchased 11.7 million common shares at an average cost of $11.87 per share, and we continue to have $30 million remaining under the current repurchase authorization.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Tuesday, August 6, 2013 at 10:30 AM Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (800) 575-5790 (from within the U.S. and Canada) or (719) 457-2638 (from outside of the U.S. and Canada) ten minutes prior to the scheduled start and referencing the passcode “7828965”.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for one month following the call. In addition to this earnings release, an accompanying power point presentation has been posted to the Investor Relations section of Aircastle’s website.

For those who are not available to listen to the live call, a replay will be available until 12:30 PM Eastern time on Thursday, September 5, 2013 by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “7828965”.

About Aircastle Limited

Aircastle Limited acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of June 30, 2013, Aircastle’s aircraft portfolio consisted of 158 aircraft on lease with 67 customers located in 36 countries.

Safe Harbor

Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted EBITDA and Adjusted Net Income and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this report. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle expectations include, but are not limited to, capital markets disruption or volatility which could adversely affect our continued ability to obtain additional capital to finance new investments or our working capital needs; government fiscal or tax policies, general economic and business conditions or other factors affecting demand for aircraft or aircraft values and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and/or reduced yields, operational disruptions caused by political unrest in North Africa, the Middle East or elsewhere, and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; termination payments on our interest rate hedges; and other risks detailed from time to time in Aircastle’s filings with the SEC, including as previously disclosed in Aircastle’s 2012 Annual Report on Form 10-K, and elsewhere in this report. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this report. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Aircastle Limited and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	December 31, 2012	June 30, 2013
		(Unaudited)
ASSETS
Cash and cash equivalents	$618,217	$430,270
Accounts receivable	5,625	6,025
Restricted cash and cash equivalents	111,942	193,606
Restricted liquidity facility collateral	107,000	107,000
Flight equipment held for lease, net of accumulated depreciation of $1,305,064 and $1,333,775	4,662,661	4,651,553
Net investment in finance leases	119,951	127,504
Other assets	186,764	168,385

Total assets	$5,812,160	$5,684,343

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from secured financings (including borrowings of ACS Ireland VIEs of $207,926 and $176,599, respectively)	$1,848,034	$1,638,835
Borrowings from unsecured financings	1,750,642	1,750,585
Accounts payable, accrued expenses and other liabilities	108,593	118,853
Lease rentals received in advance	53,189	45,011
Liquidity facility	107,000	107,000
Security deposits	87,707	104,455
Maintenance payments	379,391	400,162
Fair value of derivative liabilities	61,978	46,946

Total liabilities	4,396,534	4,211,847

Commitments and Contingencies

SHAREHOLDERS’ EQUITY

Preference shares, $.01 par value, 50,000,000 shares authorized, no shares issued and outstanding

Common shares, $.01 par value, 250,000,000 shares authorized, 68,639,729 shares issued and outstanding at December 31, 2012; and 68,460,299 shares issued and outstanding at June 30, 2013	686	685
Additional paid-in capital	1,360,555	1,354,135
Retained earnings	180,675	214,028
Accumulated other comprehensive loss	(126,290)	(96,352)

Total shareholders’ equity	1,415,626	1,472,496

Total liabilities and shareholders’ equity	$5,812,160	$5,684,343

Aircastle Limited and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
Revenues:
Lease rental revenue	$153,624	$157,918	$305,866	$314,508
Finance lease revenue	956	4,114	956	7,998
Amortization of lease premiums, discounts and lease incentives	2,044	(8,709)	446	(15,790)
Maintenance revenue	13,535	13,185	26,182	30,051

Total lease revenue	170,159	166,508	333,450	336,767
Other revenue	2,022	3,870	3,646	9,800

Total revenues	172,181	170,378	337,096	346,567

Operating expenses:
Depreciation	67,097	72,079	131,611	141,979
Interest, net	64,121	66,656	113,102	125,808

Selling, general and administrative (including non-cash share based payment expense of $929 and $1,053 for the three months ended, and $2,105 and $1,864 for the six months ended June 30, 2012 and 2013, respectively)	11,511	13,182	24,709	26,467
Impairment of Aircraft	10,111	—	10,111	6,199
Maintenance and other costs	5,243	6,138	8,017	9,550

Total expenses	158,083	158,055	287,550	310,003

Other income:
Gain on sale of flight equipment	2,855	21,317	3,051	22,509
Other	717	2,946	604	4,161

Total other income	3,572	24,263	3,655	26,670

Income from continuing operations before income taxes	17,670	36,586	53,201	63,234
Income tax provision	1,346	3,732	4,275	7,316

Net income	$16,324	$32,854	$48,926	$55,918

Earnings per common share — Basic:
Net income per share	$0.23	$0.48	$0.68	$0.82

Earnings per common share — Diluted:
Net income per share	$0.23	$0.48	$0.68	$0.82

Dividends declared per share	$0.15	$0.165	$0.30	$0.330

Aircastle Limited and Subsidiaries

Consolidated Statements of Comprehensive Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
Net income	$16,324	$32,854	$48,926	$55,918

Other comprehensive income, net of tax:

Net change in fair value of derivatives, net of tax expense of $139 and $193 for the three months ended and $428 and $311 for the six months ended, June 30, 2012 and 2013, respectively	5,799	8,127	22,282	11,953
Net derivative loss reclassified into earnings	8,866	9,711	12,937	17,985

Other comprehensive income	14,665	17,838	35,219	29,938

Total comprehensive income	$30,989	$50,692	$84,145	$85,856

Aircastle Limited and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2012	2013
Cash flows from operating activities:
Net income	$48,926	$55,918
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	131,611	141,979
Amortization of deferred financing costs	7,691	8,781
Amortization of net lease discounts and lease incentives	(446)	15,790
Deferred income taxes	2,457	3,237
Non-cash share based payment expense	2,105	1,864
Cash flow hedges reclassified into earnings	12,937	17,985
Ineffective portion of cash flow hedges	366	104
Security deposits and maintenance payments included in earnings	(25,818)	(25,538)
Gain on sale of flight equipment	(3,051)	(22,509)
Impairment of aircraft	10,111	6,199
Other	(1,222)	(3,921)
Changes in certain assets and liabilities:
Accounts receivable	(4,434)	(410)
Other assets	(1,970)	4,834
Accounts payable, accrued expenses and other liabilities	12,183	(3,824)
Lease rentals received in advance	662	(7,050)

Net cash provided by operating activities	192,108	193,439

Cash flows from investing activities:
Acquisition and improvement of flight equipment and lease incentives	(324,831)	(331,067)
Proceeds from sale of flight equipment	36,013	253,909
Restricted cash and cash equivalents related to sale of flight equipment	4,762	—
Aircraft purchase deposits and progress payments	(23,955)	(1,869)
Net investment in finance leases	(91,500)	(11,605)
Collections on finance leases	1,476	4,052
Purchase of debt investment	(43,626)	—
Principal repayments on debt investment	3,245	42,001
Other	(126)	(829)

Net cash used in investing activities	(438,542)	(45,408)

Cash flows from financing activities:
Repurchase of shares	(2,129)	(7,940)
Proceeds from notes and term debt financings	877,100	—
Securitization and term debt financing repayments	(688,424)	(294,064)
Deferred financing costs	(17,710)	(557)
Restricted secured liquidity facility collateral	3,000	—
Secured liquidity facility collateral	(3,000)	—
Restricted cash and cash equivalents related to financing activities	104,887	(81,664)
Security deposits received	8,310	17,015
Security deposits returned	(3,067)	(3,320)
Maintenance payments received	62,496	87,772
Maintenance payments returned	(27,020)	(30,655)
Payments for terminated cash flow hedges	(50,757)	—
Dividends paid	(21,712)	(22,565)

Net cash (used in) provided by financing activities	241,974	(335,978)

Net increase (decrease) in cash and cash equivalents	(4,460)	(187,947)
Cash and cash equivalents at beginning of period	295,522	618,217

Cash and cash equivalents at end of period	$291,062	$430,270

Aircastle Limited and Subsidiaries

Supplemental Financial Information

(Amount in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
Revenues	$172,181	$170,378	$337,096	$346,567

EBITDA	$146,844	$184,030	$297,468	$346,811

Adjusted EBITDA	$157,172	$183,426	$309,085	$352,002

Adjusted net income	$25,756	$46,040	$58,128	$73,452

Adjusted net income allocable to common shares	$25,546	$45,615	$57,638	$72,906
Per common share - Basic	$0.36	$0.67	$0.80	$1.07
Per common share - Diluted	$0.36	$0.67	$0.80	$1.07

Basic common shares outstanding	71,723	67,829	71,710	67,863
Diluted common shares outstanding	71,723	67,829	71,710	67,863

Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

EBITDA and Adjusted EBITDA Reconciliation

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
	(Dollars in thousands)
Net income	$16,324	$32,854	$48,926	$55,918
Depreciation	67,097	72,079	131,611	141,979
Amortization of net lease discounts and lease incentives	(2,044)	8,709	(446)	15,790
Interest, net	64,121	66,656	113,102	125,808
Income tax provision	1,346	3,732	4,275	7,316

EBITDA	$146,844	$184,030	$297,468	$346,811
Adjustments:
Impairment of aircraft	10,111	—	10,111	6,199
Non-cash share based payment expense	929	1,053	2,105	1,864
Gain on mark to market of interest rate derivative contracts	(712)	(1,657)	(599)	(2,872)

Adjusted EBITDA	$157,172	$183,426	$309,085	$352,002

We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-US GAAP measure is helpful in identifying trends in our performance. This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed. EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the board of directors to review the consolidated financial performance of our business. We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Adjusted Net Income Reconciliation

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
	(Dollars in thousands)
Net income	$16,324	$32,854	$48,926	$55,918
Loan termination fee(1)	—	2,954	—	2,954
Ineffective portion and termination of hedges(1)	1,885	2,003	366	2,131
Gain on mark to market of interest rate derivative contracts(2)	(712)	(1,657)	(599)	(2,872)
Write-off of deferred financing fees(1)	2,914	3,825	2,914	3,825
Stock compensation expense(3)	929	1,053	2,105	1,864
Term Financing No. 1 hedge loss amortization charges(1)	4,416	4,604	4,416	8,887
Securitization No. 1 hedge loss amortization charges (1)	—	404	—	745

Adjusted net income	$25,756	$46,040	$58,128	$73,452

(1)	Included in Interest, net.
(2)	Included in Other income (expense).
(3)	Included in Selling, general and administrative expenses.

Beginning with our report for the quarter ended March 31, 2012, management, to be more consistent with reporting practices of peer aircraft leasing companies, has revised the calculation of ANI to no longer exclude gains (losses) on sales of assets, and to exclude non-cash share based payment expense in the calculation of ANI. Beginning with our quarterly report for the quarter ended June 30, 2012, we also excluded Term Financing No. 1 hedge loss amortization charges which will be reported in Interest, net on our consolidated statement of income from the calculation of ANI. The same applies to hedge loss amortization charges associated with Securitization No. 1, which began in the first quarter of 2013. The calculation of ANI for the three months ended March 31, 2012 has been revised to be comparable with the current period presentation.

Management believes that ANI, when viewed in conjunction with the Company’s results under US GAAP and the below reconciliation, provides useful information about operating and period-over-period performance, and provides additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting elements related to interest rate derivative accounting and gains or losses related to flight equipment and debt investments.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net Income Allocable to Common Shares

(In thousands)

(Unaudited)

	Three Months Ended June 30, 2013		Six Months Ended June 30, 2013
	Shares	Percent(2)	Shares	Percent(2)
Weighted-average shares:
Common shares outstanding – Basic	67,829	99.08%	67,863	99.26%
Unvested restricted common shares	631	0.92%	508	0.74%

Total weighted-average shares outstanding	68,460	100.00%	68,371	100.00%

Net income allocation
Net income	$32,854	100.00%	$55,918	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(303)	(0.92%)	(416)	(0.74%)

Earnings available to common shares	$32,551	99.08%	$55,502	99.26%

Adjusted net income allocation
Adjusted net income	$46,040	100.00%	$73,452	100.00%
Amounts allocated to unvested restricted shares	(425)	(0.92%)	(546)	(0.74%)

Amounts allocated to common shares	$45,615	99.08%	$72,906	99.26%

(1)	For the three and twelve months ended June 30, 2013 the company had no dilutive shares.
(2)	Percentages rounded to two decimal places.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net Income Allocable to Common Shares

(In thousands)

(Unaudited)

	Three Months Ended June 30, 2012		Six Months Ended June 30, 2012
	Shares	Percent(2)	Shares	Percent(2)
Weighted-average shares:
Common shares outstanding – Basic	71,723	99.19%	71,710	99.16%
Unvested restricted common shares	589	0.81%	610	0.84%

Total weighted-average shares outstanding	72,312	100.00%	72,320	100.00%

Net income allocation
Net income	$16,324	100.00%	$48,926	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(133)	(0.81%)	(412)	(0.84%)

Earnings available to common shares	$16,191	99.19%	$48,514	99.16%

Adjusted net income allocation
Adjusted net income	$25,756	100.00%	$58,128	100.00%
Amounts allocated to unvested restricted shares	(210)	(0.81%)	(490)	(0.84%)

Amounts allocated to common shares	$25,546	99.19%	$57,638	99.16%

(1)	For the three and twelve months ended June 30, 2012 the company had no dilutive shares.
(2)	Percentages rounded to two decimal places.